UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
July 6, 2016
___________________

Granito Acquisition I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-197765	46-4720815
(Commission File Number)	(IRS Employer Identification No.)

3414 Pino Cir., Las Vegas, NV	89121
(Address of Principal Executive Offices)	(Zip Code)

(702)738-8614
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On October 3, 2016, Board of Directors of the Registrant dismissed MaloneBailey, LLP, its independent registered public account firm. On, July 6, 2016, the accounting firm of Berkower LLC was engaged as the Registrant’s new independent registered public account firm. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of MaloneBailey, LLP and the engagement of Berkower LLC as its independent auditor. None of the reports of MaloneBailey, LLP on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its S-1 for the period ended 6/30/14 a going concern qualification in the registrant's audited financial statements.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with MaloneBailey, LLP whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to MaloneBailey, LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant has requested that MaloneBailey, LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

b) On July 6, 2016, the registrant engaged Berkower LLC’s as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Berkower LLC regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 7.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)	Not Applicable.

b)	Not Applicable.

c)	Exhibits

No.	Exhibits

16.1	Letter from MaloneBailey, LLP, dated October 4, 2016, to the Securities and Exchange Commission regarding statements included in this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2016

By:	/s/ Roy Roundy
Name:	Roy Roundy
Title:	President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16.1	Letter from MaloneBailey, LLP, dated October 4, 2016, to the Securities and Exchange Commission regarding statements included in this Form 8-K.